FOURTH AMENDMENT TO CONTRIBUTION AGREEMENT

This Fourth Amendment to Contribution Agreement (“Amendment”) is entered into effective as of February 8, 2013 by and among VIRGINIA TENT LLC, a Delaware limited liability company (“Virginia Tent Contributor”), PETERS POND RV RESORT INC., a Massachusetts corporation (“Peters Pond Contributor”), MORGAN FIESTA KEY LLC, a New York limited liability company (“Fiesta Key Contributor”), NEWPOINT RV RESORT LLC, a Delaware limited liability company (“Newpoint Contributor”), GWYNNS ISLAND RV RESORT LLC, a Delaware limited liability company (“Gwynns Contributor”), WESTWARD HO RV RESORT LLC, a Delaware limited liability company (“Westward Ho Contributor”), and SEAPORT LLC, a New York limited liability company (“Seaport Contributor,” together with Virginia Tent Contributor, Peters Pond Contributor, Fiesta Key Contributor, Newpoint Contributor, Gwynns Contributor and Westward Ho Contributor, each a “Contributor” and collectively the “Contributors”), SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP, a Michigan limited partnership (“SCOLP”), and SUN VIRGINIA PARK RV LLC, a Michigan limited liability company (“Virginia Park Purchaser”), SUN PETERS POND RV LLC, a Michigan limited liability company (“Peters Pond Purchaser”), SUN FIESTA KEY RV LLC, a Michigan limited liability company (“Fiesta Key Purchaser”), SUN NEWPOINT RV LLC, a Michigan limited liability company (“Newpoint Purchaser”), SUN GWYNN’S ISLAND RV, LLC, a Michigan limited liability company (“Gwynns Purchaser”), SUN WESTWARD HO RV, LLC, a Michigan limited liability company (“Westward Ho Purchaser”), SUN SEAPORT RV, LLC, a Michigan limited liability company (“Seaport Purchaser”, together with Virginia Park Purchaser, Peters Pond Purchaser, Fiesta Key Purchaser, Newpoint Purchaser, Gwynns Purchaser and Westward Ho Purchaser, each a “Purchaser” and collectively, the “Purchasers” and together with SCOLP, the “Sun Parties”);.

RECITALS

A.Contributors and Sun Parties are parties to that certain Contribution Agreement, dated December 9, 2012, as amended by that First Amendment to Contribution Agreement, dated December 13, 2012, that Second Amendment to Contribution Agreement, dated December 31, 2012, and that Third Amendment to Contribution Agreement, dated January 28, 2013 (the “Agreement”), pertaining to the contribution and purchase of certain recreational vehicle communities (each a “Project” and collectively, the “Projects”), all as more particularly described in the Agreement; and

B.    The parties desire to amend the Agreement pursuant to the terms and conditions set forth herein.

C.    All capitalized terms not otherwise defined herein shall be defined as set forth in the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.The Project known as Fiesta Key (the “Fiesta Key Project”) shall not be contributed by Morgan Fiesta Key LLC or purchased by Sun Fiesta Key RV, LLC, and as such: (i) all references throughout the Agreement to “Fiesta Key”, “Sun Fiesta Key RV LLC” and “Morgan Fiesta Key LLC”

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are hereby deleted, (ii) the term “Projects,” as used throughout the Agreement, is hereby amended to not include the Fiesta Key Project, and (iii) any and all information on the Exhibits attached to the Agreement pertaining to the Fiesta Key Project, Morgan Fiesta Key LLC or Sun Fiesta Key RV LLC are hereby deleted.

2.Exhibit E to the Agreement is hereby deleted and replaced with the Exhibit E attached hereto, and the first sentence of Section 2.1 is hereby deleted in its entirety and replaced with the following:

“The parties agree that the agreed-upon values for each of the Projects is as set forth on Exhibit E attached hereto (the “Agreed Values”), adjusted for pro-rated items as provided in this Agreement.”

3.The defined term “Other Contribution Agreement,” as set forth in Section 2.1, is hereby amended to include that certain First Amendment to Contribution Agreement, dated December 13, 2012, that Second Amendment to Contribution Agreement, dated December 20, 2012 and that Third Amendment to Contribution Agreement, dated as of the date hereof.

4.Section 9.2 is hereby amended to add the following as the last sentence:

“Contributors recognize that irreparable harm will result to SCOLP and Purchasers in the event Contributors fail to comply with any of the covenants or obligations contained in this Section 9.2, including the execution of the representation letter called for in the engagement letter within five (5) business days of SCOLP’s request for such, and agree that in the event of any such failure, SCOLP and Purchasers shall be entitled, in addition to their other legal and equitable remedies and damages, to specifically enforce the Contributors’ covenants and obligations contained in this Section 9.2.”

5.Section 15.3 is hereby deleted in its entirety and replaced with the following:

“15.3    From and after the Closing Date until the end of the Set Off Period, Contributors, jointly and severally, agree to indemnify, defend and hold harmless Purchasers, SCOLP and their respective successors, assigns, constituent members and partners, employees, agents and representatives (the “Sun Indemnified Parties”), from and against any and all claims, penalties, damages, demands, liabilities, actions, causes of action, costs and expenses (including attorneys' fees and costs), including any losses, costs, liabilities, obligations, damages and expenses as a result of the final settlement or judgment of any Pending Claims (“Losses”) arising out of, as a result of or as a consequence of: (a) the Pre-Closing Liabilities, (b) any litigation disclosed on Exhibit N attached hereto, and (c) any breach by any one or more of the Contributors of any of its/their representations, warranties, or obligations set forth herein or in any other document or instrument delivered by Contributor to SCOLP or Purchaser in connection with and/or relating to the consummation of the transactions contemplated herein. Contributor’s indemnification obligations as set forth herein are in addition to those indemnification obligations set forth in that certain Amended and Restated Indemnity Agreement dated as of the date hereof from the Principals, Herbert Morgan, Ideal Private Resorts LLC, a New York limited liability company, the Project Entities (as defined in the

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Omnibus Agreement) and Robyn Morgan for the benefit of SCOLP, Sun Communities, Inc. and the Indemnified Parties (the “Indemnity Agreement”). Except as set forth in Section 15.5 below, the aggregate amount payable to the Sun Indemnified Parties, as defined in the Omnibus Agreement, with respect to the all Losses under Section 15.3(c) of this Agreement, Section 15.3(c) of the Other Contribution Agreement, and Sections 8.2 (i), (ii), and (iii) of the Omnibus Agreement shall not exceed an amount equal to the par value of the Secured OP Units, as defined in the Omnibus Agreement (the “Cap”).”

6.The defined term “Omnibus Agreement,” as set forth in Section 15.5, is hereby amended to include that certain First Amendment to Omnibus Agreement, dated December 13, 2012 and that certain Second Amendment to Omnibus Agreement, dated as of the date hereof.

7.The last sentence of Section 15.5 is hereby deleted in its entirety and replaced with the following:

“Notwithstanding anything to the contrary in this Agreement or in Section 15.3, and for the avoidance of doubt, Contributors and Purchasers hereby agree and acknowledge the following:

(i)
the Cap (as set forth in Section 15.3 above) shall not apply to any Losses resulting from, arising out of, in the nature of, or caused by (a) any Pre-Closing Liabilities, (b) any litigation disclosed on Exhibit N attached hereto or in the Other Contribution Agreement, or (c) any of the “Obligations” as defined in the Indemnity Agreement;

(ii)
the aggregate amount payable to the Sun Indemnified Parties with respect to the 2012 Revenue Shortfall Purchase Price Adjustment (as defined in the Omnibus Agreement) shall not exceed Ten Million and No/Dollars ($10,000,000.00);

(iii)
the aggregate amount payable to the Sun Indemnified Parties with respect to all Losses or any claims by SCOLP resulting from, arising out of, in the nature of, or caused by any fraudulent breach by a party of any of its representations, warranties, covenants or agreements set forth herein, or in the Other Contribution Agreement or Omnibus Agreement, shall not exceed Twenty Million and No/Dollars ($20,000,000.00); and

(iv)
for the avoidance of doubt, the aggregate amount payable under Section 15.5(ii) shall be inclusive of, and not in addition to, any amounts paid pursuant to the other indemnification obligations set forth herein, except for claims under Section 15.5(iii) and the Indemnity Agreement, and the aggregate amount payable under Section 15.5(iii) shall be inclusive of, and not in addition to, any amounts paid pursuant to the other indemnification obligations set forth herein except for claims under the Indemnity Agreement.”

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8.The last sentence of the first paragraph of Section 16.1 is hereby deleted in its entirety.

9.The first two (2) sentences of Section 17.3 are hereby deleted and replaced with the following:

“Notwithstanding the foregoing, the parties hereby agree and acknowledge that nothing contained herein shall in any way modify, amend or affect the rights and remedies of SCOLP, as Lender, or the obligations of Robert Morgan, Robert Moser, Herbert Morgan, Kevin Morgan and Robyn Morgan, as Borrowers, under that certain Loan Agreement dated June 20, 2012 (the “SCOLP Loan Agreement”), with respect to that certain $5,000,000 Promissory Note dated June 20, 2012 (the “SCOLP Note”) from Borrowers, as amended by that certain First Amendment to Promissory Note dated January 28, 2013 and that certain Second Amendment to Promissory Note, dated as of the date hereof, and all documents, agreements and instruments executed in connection therewith or serving as collateral therefor (the “SCOLP Loan”). All terms and conditions under the SCOLP Loan Agreement remain in full force and effect and shall survive the execution, delivery or termination of this Agreement.”

10.The Section 31 is hereby amended to add the following subsection after subsection (ii):
“or (iii) solicit, divert or take away, or attempt to solicit, divert or take away, any employees of the Projects that Purchasers have hired.”

11.Exhibit P is hereby amended to reflect that Sun Purchasers will not assume the following Project Contracts at Closing: (i) Master Lease Agreement and corresponding equipment schedule between Morgan Management, LLC and Yamaha Motor corporation, U.S.A. with respect to the Peters Pond Project, (ii) Special Laundry Service and Maintenance Agreement dated June 12, 1985 between Bernard LePlante c/o Virginia Park Campground and Mac-Gray Company, Inc. with respect to the Virginia Park Project, and (iii) Laundry Room Lease Agreement dated April 13, 2007 between The Wagon Wheel RV Park c/o Morgan Management, and Mac-Gray Services, Inc.

12.Exhibit AA is hereby deleted in its entirety.

13.Except as set forth herein, the Agreement remains unmodified and in full force and effect.

14.This Amendment may be executed in any number of counterparts, and by separate parties hereon on separate counterparts, and all of such counterparts taken together shall constitute one and the same Amendment. This Amendment may be executed and delivered by facsimile. The section headings set forth in this Amendment are for convenience of reference only, and do not define, limit or construe the contents of such sections.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

CONTRIBUTORS:

MORGAN FIESTA KEY LLC

By: /s/ Robert C. Morgan
Robert C. Morgan, Manager

GWYNNS ISLAND RV RESORT LLC

By:/s/ Robert C. Morgan
Robert C. Morgan, Manager

NEWPOINT RV RESORT LLC
By: Morgan RMHC LLC, Managing Member

By:/s/ Robert C. Morgan
Robert C. Morgan, Manager

PETERS POND RV RESORT INC.

By:/s/ Robert C. Morgan
Robert C. Morgan, President

SEAPORT LLC

By:/s/ Robert C. Morgan
Robert C. Morgan, Manager

[Signature Page Continued]

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[Signature Page to Amendment, dated February 8, 2013]

VIRGINIA TENT LLC
By: Morgan RMHC LLC, Managing Member

By:/s/ Robert C. Morgan
Robert C. Morgan, Manager

WESTWARD HO RV RESORT LLC

By:/s/ Robert C. Morgan
Robert C. Morgan, Manager

[Signature Page Continued]

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[Signature Page to Amendment, dated February 8, 2013]

SCOLP:

SUN COMMUNITIES OPERATING LIMITED                              PARTNERSHIP, a Michigan limited partnership

By:    Sun Communities, Inc., General Partner

By:/s/Jonathan Colman
Name: Jonathan Colman
Title: Executive VP

PURCHASERS:

SUN VIRGINIA PARK RV LLC,
a Michigan limited liability company

By:    Sun Communities Operating Limited Partnership, a Michigan limited partnership, its sole member

By:    Sun Communities, Inc.,
General Partner

By:/s/Jonathan Colman
Name: Jonathan Colman
Title: Executive VP

SUN PETERS POND RV LLC,
a Michigan limited liability company

By:    Sun Communities Operating Limited Partnership, a Michigan limited partnership, its sole member

By:    Sun Communities, Inc.,
General Partner

By:/s/Jonathan Colman
Name: Jonathan Colman
Title: Executive VP

[Signature Page Continued]

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[Signature Page to Amendment, dated February 8, 2013]

SUN FIESTA KEY RV LLC,
a Michigan limited liability company

By:    Sun Communities Operating Limited Partnership, a Michigan limited partnership, its sole member

By:    Sun Communities, Inc.,
General Partner

By:/s/Jonathan Colman
Name: Jonathan Colman
Title: Executive VP

SUN NEWPOINT RV LLC,
a Michigan limited liability company

By:    Sun Communities Operating Limited Partnership, a Michigan limited partnership, its sole member

By:    Sun Communities, Inc.,
General Partner

By:/s/Jonathan Colman
Name: Jonathan Colman
Title: Executive VP

SUN GWYNN’S ISLAND RV LLC,
a Michigan limited liability company

By:    Sun Communities Operating Limited Partnership, a Michigan limited partnership, its sole member

By:    Sun Communities, Inc.,
General Partner

By:/s/Jonathan Colman
Name: Jonathan Colman
Title: Executive VP
[Signature Page Continued]

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[Signature Page to Amendment, dated February 8, 2013]

SUN WESTWARD HO RV LLC,
a Michigan limited liability company

By:    Sun Communities Operating Limited Partnership, a Michigan limited partnership, its sole member

By:    Sun Communities, Inc.,
General Partner

By:/s/Jonathan Colman
Name: Jonathan Colman
Title: Executive VP

SUN SEAPORT RV LLC,
a Michigan limited liability company

By:    Sun Communities Operating Limited Partnership, a Michigan limited partnership, its sole member

By:    Sun Communities, Inc.,
General Partner

By:/s/Jonathan Colman
Name: Jonathan Colman
Title: Executive VP

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